UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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GameStop Corp.

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C 1234567890 000001 ADAM SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 THE POWER PLAYERS TO Votes submitted electronically must be received by the time the meeting starts. STOCKHOLDER ANNUAL MEETING NOTICE Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 2, 2022 PLEASE REVIEW THE MEETING MATERIALS This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. The items to be voted on and details of the annual meeting are on the reverse side. The 2022 proxy statement and annual report to stockholders are available at http://investor.gamestop.com. TO AND VOTE ACCESS ONLINE DOCUMENTS THE MEETING Use your mobile device to scan the QR code or go to www.investorvote. com/gme to vote your shares 1234 5678 9012 345 To access the virtual meeting, you must register by emailing your control number, in the white circle located above, to gme@info. morrowsodali.com. ATTEND the meeting on Thursday, June 2, 2022 at 10:00 AM (Central Time), virtually at www.cesonlineservices. com/gme22_vm. 2 NOT COY

MEETING DETAILS The Annual Meeting of Stockholders of GameStop Corp. will be held at 10:00 AM (Central Time) on Thursday, June 2, 2022 virtually at www.cesonlineservices.com/gme22_vm. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends a vote FOR the election of the Board of Directors and FOR items 2-5. 1. Elect six directors, each to serve as a member of the Board of Directors until the next annual meeting of stockholders and until such director’s successor is elected and qualified. 01 - Matthew Furlong 02 - Alain (Alan) Attal 03 - Lawrence (Larry) Cheng 04 - Ryan Cohen 05 - James (Jim) Grube 06 - Yang Xu 2. Adopt and approve the GameStop Corp. 2022 Incentive Plan. 3. Provide an advisory, non-binding vote on the compensation of our named executive officers. 4. Ratify our Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending January 28, 2023. 5. Approve an amendment to our Third Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our Class A Common Stock to 1,000,000,000. 6. Transact such other business, if any, as may properly come before the annual meeting and at any postponement or adjournment of the annual meeting.